EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120228 on Form S-8 of our report relating to the financial statements of Intersections Inc. dated March 30, 2005, appearing in the Annual Report on Form 10-K of Intersections Inc. for the year ended December 31, 2004.

/s/   DELOITTE & TOUCHE LLP

McLean, Virginia
March 30, 2005